EXHIBIT 99.1

FOR RELEASE MARCH 8, 2012

SOURCE: Uni-Pixel, Inc.

UniPixel Reports Fourth Quarter and Full Year 2011 Results

THE WOODLANDS, Texas — March 8, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of UniPixel Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, reported results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter and Full Year 2011 Operational Highlights

•
Completed on schedule the installation and qualification of new in-house UniBoss™ mastering equipment, which reduces mastering time to a few hours, versus the previous eight to sixteen weeks. The UniBoss new roll-to-roll production equipment was also installed and calibrated.

•
Multiple touch panel suppliers and OEMs expressed interest and submitted requests for design and sampling of UniBoss enabled touch sensor solutions during the fourth quarter. This resulted in signing nine non-disclosure and material transfer agreements (NDA/MTA) in the fourth quarter of 2011 (which has since risen to 30).

•	Shipped multi-touch sensor samples under these newly signed NDA/MTA agreements.

•
Achieved a breakthrough in UniBoss production with a new capability to print very thin, flexible circuits on both sides of a single film simultaneously. This can dramatically reduce the cost of products which can take advantage of double-sided printed circuit film. This film can produce thinner, lighter and more reliable products, as well as open the door to new design opportunities and applications.

•
Full production qualified with three manufacturing partners for Diamond Guard™, Finger Print Resistant (FPR) film, and laminating adhesive. Diamond Guard is a new cover glass replacement film that can also be used as a protective cover film. It is super hard (rated greater than or equal to 6H), scratch-resistant, and has a glass-equivalent gloss finish, yet is very thin, light and flexible.

•
Expanded the company’s IP portfolio with 49 new patent applications. An additional 17 patent applications are in process and planned for submission. To accelerate and enhance the patent application process, the company established an IP services agreement with MDB Capital, a leader in helping companies maximize the value of their IP.

•
Strengthened operational capabilities with the appointment of Seong (Peter) Shin as chief operating officer. As a former Samsung Electronics senior vice president, he brings deep experience in LCD panel technology and fabrication, process and architecture development, as well as major OEM/ODM product development and launches of display and notebook systems.

Management Commentary

“2011 was a year of extraordinary progress, as UniPixel continued to transition from a development and IP-based company to a scalable manufacturing company,” said Reed Killion, UniPixel’s president and CEO. “We now have consumer electronics OEMs around the world extensively testing our UniBoss and Diamond Guard products. During the year we also strengthened our globally-oriented management team in preparation for the next stage of our growth.

“For the application of Diamond Guard as a cover glass replacement, OEMs have continued to extensively test and qualify the product on their prototype designs. We anticipate shipping initial commercial quantities of Diamond Guard by the end of the first quarter with a production and distribution partner, and foresee multiple design wins for Diamond Guard in the second quarter.

“For UniBoss, we are rapidly advancing the ability to provide OEMs with not only the sensor pattern but the peripheral circuitry, including the flex cable as a single unit. The industry is moving to this ‘On Cell’ approach due to the cost advantages. Once fully implemented, it will reduce the steps required for a fully functional touch screen from a cumbersome 40 step process to the less than 10 steps with the UniBoss design. The result is substantial savings in both labor and cost of materials.

“The substantial operational gains we made in 2011 set the stage for the recently announced memorandum of understanding with Texas Instruments. TI’s vice president of Audio & Imaging Products stated that UniBoss offers unparalleled cost and performance benefits that make it a perfect match for TI touch screen controllers, and that together, we will bring to market high-quality touch screen solutions at an extraordinarily low cost. In addition to the tremendous resources this industry leader brings to the table, they have provided a prized endorsement of our performance film technologies.

“Such validations highlight the fact that we have become experts at engineering micro and nano structures, as well as applying ultra-thin conductive elements on film surfaces that can be used in a wide variety of applications and markets. In 2012, we will continue to lay the foundation designed to turn this expertise into revenue and profits for UniPixel."

2011 Financial Summary
Revenues totaled $195,200 in 2011, as compared to $243,500 in 2010, reflecting the company’s development stage status transitioning to a production stage company.

Selling, general and administrative (SG&A) expenses in 2011 totaled $4.2 million, as compared to $2.7 million in 2010. The increase in SG&A expenses was primarily due to the issuance of stock options to employees and related increase in stock compensation expense during 2011.

Research and development expenses in 2011 totaled $4.5 million, as compared to $2.6 million in 2010. The increase in R&D was primarily due to stock compensation increase of $1.0 million, salary expense increase of $0.3 million with the addition of employees and also lab expenses for prototyping and development increase of $0.6 million.

Net loss for the year was $8.6 million or $(1.20) per share for 2011, as compared to a net loss of $3.8 million or $(1.05) per share in 2010.

Cash and cash equivalents totaled $7.2 million at December 31, 2011, compared to $13.0 million at December 31, 2010. The decrease in cash was primarily due to an increase in research and development expenses.

Conference Call
UniPixel President and CEO Reed Killion, CFO Jeff Tomz and CTO Robert Petcavich will host a conference call later today to discuss 2011 and outlook for 2012, followed by a question and answer period.

Date: Thursday, March 8, 2012
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-In Number: 1-877-941-4774
International: 1-480-629-9760
Conference ID#: 4520455

The conference call will be broadcast simultaneously and available for replay via the Investors section of the company's Web site at www.unipixel.com or by clicking here.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until April 8, 2012:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4520455

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeffrey Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Liolios Group
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com

Uni-Pixel, Inc.
Condensed Consolidated Balance Sheets

	December 31, 2011	December 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$7,216,663	$13,049,446
Accounts receivable, net	4,550	77,889

Total current assets	7,221,213	13,127,335

Property and equipment, net of accumulated depreciation of $1,977,241 and $1,543,839, at December 31, 2011 and 2010, respectively	1,149,654	70,734
Restricted cash	17,439	17,439

Total assets	$8,388,306	$13,215,508

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$87,468	$341,541
Deferred revenue	—	85,906

Total current liabilities	87,468	427,447

Total liabilities	87,468	427,447

Commitments and contingencies (Note 5)	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 7,142,307 shares and 7,131,890 shares issued and outstanding at December 31, 2011 and 2010, respectively	7,142	7,132
Additional paid-in capital	70,589,438	66,507,247
Accumulated deficit during development stage	(62,295,742)	(53,726,318)

Total shareholders’ equity	8,300,838	12,788,061

Total liabilities and shareholders’ equity	$8,388,306	$13,215,508

Uni-Pixel, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Year Ended December 31,
	2011	2010

Revenue	$195,237	$243,519

Cost of revenues	46,985	20,695

Gross margin	148,252	222,824

Selling, general and administrative expenses	4,186,927	2,748,697
Research and development	4,542,735	2,551,226

Operating loss	(8,581,410)	(5,077,099)

Other income (expense)
Gain on sale of intellectual property	—	2,088,835
Debt issuance expense	—	(554,827)
Interest income (expense), net	11,986	(274,703)

Net loss	$(8,569,424)	$(3,817,794)

Per share information
Net loss - basic	$(1.20)	$(1.05)
Net loss - diluted	(1.20)	(1.05)

Weighted average number of basic common shares outstanding	7,138,426	3,628,454
Weighted average number of diluted common shares outstanding	7,138,426	3,628,454